UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): May 11, 2017

WYNN RESORTS, LIMITED
(Exact name of registrant as specified in its charter)

Nevada	000-50028	46-0484987
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

WYNN LAS VEGAS, LLC
(Exact name of registrant as specified in its charter)

Nevada	333-100768	88-0494875
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3131 Las Vegas Boulevard South Las Vegas, Nevada		89109
(Address of principal executive offices of each registrant)		(Zip Code)
(702) 770-7555
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Indenture for 5.25% Senior Notes due 2027

On May 11, 2017, Wynn Las Vegas, LLC (the “Company”) and Wynn Las Vegas Capital Corp. (“Capital Corp.” and, together with the Company, the “Issuers”) issued $900 million aggregate principal amount of 5.25% Senior Notes due 2027 (the “2027 Notes”) pursuant to an Indenture, dated as of May 11, 2017 (the “2027 Indenture”), among the Issuers, the Guarantors (as defined below) and U.S. Bank National Association, as trustee (the “Trustee”).

The 2027 Notes will mature on May 15, 2027 and bear interest at the rate of 5.25% per annum. The Issuers may, at their option, redeem the 2027 Notes, in whole or in part, at any time or from time to time prior to their stated maturity. The redemption price for 2027 Notes that are redeemed before February 15, 2027 will be equal to the greater of (a) 100% of the principal amount of the 2027 Notes to be redeemed and (b) a “make-whole” amount described in the 2027 Indenture, plus in either case accrued and unpaid interest, if any, to, but not including, the redemption date. The redemption price for the 2027 Notes that are redeemed on or after February 15, 2027 will be equal to 100% of the principal amount of the 2027 Notes to be redeemed, plus accrued and unpaid interest, if any, to, but not including, the redemption date. In the event of a change of control triggering event, the Issuers will be required to offer to repurchase the 2027 Notes at 101% of the principal amount, plus accrued and unpaid interest, if any, to, but not including, the repurchase date. The 2027 Notes are also subject to mandatory redemption requirements imposed by gaming laws and regulations of gaming authorities in Nevada.

The 2027 Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with the Issuers’ outstanding 5.375% First Mortgage Notes due 2022 (the “2022 Notes”), 4.25% Senior Notes due 2023 (the “2023 Notes”) and 5.50% Senior Notes due 2025 (the "2025 Notes," and together with the 2022 Notes and the 2023 Notes, the “Existing Notes”), will rank equally in right of payment with the Issuers’ guarantee of the Wynn America Credit Agreement (as defined below) after the discharge of the 2022 Notes, and will rank senior in right of payment to all of the Issuers’ existing and future subordinated debt. The 2027 Notes will be effectively subordinated in right of payment to all of the Issuers’ existing and future secured debt (to the extent of the value of the collateral securing such debt) (including the Wynn America Credit Agreement (as defined below) after the discharge of the 2022 Notes), and will be structurally subordinated to all of the liabilities of any of the Issuers’ subsidiaries that do not guarantee the 2027 Notes.

The 2027 Notes are jointly and severally guaranteed by all of the Issuers’ subsidiaries, except Capital Corp., which is co-issuer of the 2027 Notes (the “Guarantors”). The guarantees are senior unsecured obligations of the Guarantors and rank senior in right of payment to all of their existing and future subordinated debt. The guarantees rank equally in right of payment with all existing and future liabilities of the Guarantors that are not so subordinated and will be effectively subordinated in right of payment to all of such Guarantors’ existing and future secured debt (to the extent of the collateral securing such debt).

The 2027 Notes are secured by a first priority pledge of the Company’s equity interests, the effectiveness of which is subject to the prior approval of the Nevada gaming authorities. The equity interests in the Company also secure the Existing Notes. If Wynn Resorts, Limited receives an investment grade rating from one or more ratings agencies, the first priority pledge securing the 2027 Notes will be released.

Wynn America, LLC (“Wynn America”), an indirect wholly owned subsidiary of Wynn Resorts, Limited, and certain subsidiaries of Wynn America, are parties to a credit agreement (the "Wynn America Credit Agreement") comprised of (i) $375.0 million senior secured revolving credit facilities, $42.0 million of the loan commitments thereunder which will mature on November 20, 2019 and $333.0 million of the loan commitments thereunder which will mature on December 31, 2021, (ii) an $875.0 million fully funded senior secured term loan facility, with a tranche of $69.6 million of loans thereunder repayable in quarterly installments of $1.7 million commencing on June 30, 2018 and a final installment of $52.2 million on November 20, 2020 and a second tranche of $805.4 million of loans thereunder repayable in quarterly installments of $20.1 million commencing on March 31, 2020 and a final installment of $664.5 million on December 31, 2021, and (iii) a $125.0 million fully funded senior secured term loan facility, which will mature on December 31, 2021. The Issuers and their subsidiaries are restricted subsidiaries under the Wynn America Credit Agreement and are required to guarantee and pledge their assets to secure the obligations of Wynn America to the extent permitted by any indenture governing the Existing Notes or the 2027 Notes, subject to applicable gaming approvals. Once the 2022 Notes are discharged, there will no longer be a restriction on the Issuers and their subsidiaries guaranteeing the obligations under the Wynn America Credit Agreement so the Issuers and their subsidiaries will guarantee those obligations and will secure their obligations under the Wynn America Credit Agreement with liens on substantially all of their assets, with such liens limiting the amount of such obligations secured to 15% of their Total Assets (as defined in the indenture for the 2025 Notes).

The 2027 Indenture contains covenants limiting the Issuers’ and the Guarantors’ ability to: create liens on assets to secure debt; enter into sale-leaseback transactions; and merge or consolidate with another company. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. The 2027 Indenture also provides that Wynn America may assume all of Wynn Las Vegas’ obligations under the 2027 Indenture and the 2027 Notes if certain conditions set forth in the 2027 Indenture are met.

Events of default under the 2027 Indenture include, among others, the following: default for 30 days in the payment when due of interest on the 2027 Notes; default in payment when due of the principal of, or premium, if any, on the 2027 Notes; failure to comply with certain covenants in the 2027 Indenture; and certain events of bankruptcy or insolvency. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers or any Guarantor, all 2027 Notes then outstanding will become due and payable immediately without further action or notice.

The foregoing description is not complete and is qualified in its entirety by the 2027 Indenture, which is filed herewith as Exhibit 4.1 and incorporated herein by this reference.

Item 8.01	Other Events.

On May 11, 2017, Wynn Resorts, Limited announced the initial settlement of the previously announced cash tender offer (the “Tender Offer”) by the Company for any and all of the 2022 Notes. The Tender Offer expired at 5:00 P.M., New York City time, on May 10, 2017 (the “Expiration Time”). At the Expiration Time, valid tenders had been received with respect to approximately $497.5 million of the $900 million aggregate principal amount of the 2022 Notes outstanding (which excludes 2022 Notes subject to the guaranteed delivery procedures).

The Company has accepted for payment all 2022 Notes validly tendered prior to the Expiration Date. On May 11, 2017, such tendering holders received the tender offer consideration in the amount of $1,029.35 for each $1,000 principal amount of 2022 Notes tendered, plus accrued and unpaid interest from the last interest payment date to, but excluding, May 11, 2017 (the "Settlement Date"). With respect to the 2022 Notes accepted for purchase that were tendered and are subsequently delivered in accordance with the guaranteed delivery procedures, such tendering holders will receive payment of the tender offer consideration for such accepted 2022 Notes (to the extent that such 2022 Notes were not delivered prior to the Expiration Time) on May 15, 2017, plus accrued and unpaid interest from the last interest payment date to, but excluding, the Settlement Date.

On May 11, 2017, the Issuers also completed their previously announced offering of the 2027 Notes. The Company used the net proceeds of the 2027 Notes offering and cash on hand to purchase the 2022 Notes tendered and accepted for purchase in the Tender Offer. The Company also intends to satisfy and discharge the indenture governing the 2022 Notes and redeem any 2022 Notes not tendered.

A copy of the press release with announcement of the cash tender settlement and offering completion is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is hereby incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

4.1	Indenture, dated May 11, 2017, among the Issuers, the Guarantors named therein and the Trustee.
99.1	Press release, dated May 11, 2017, of Wynn Resorts, Limited.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN RESORTS, LIMITED

Dated: May 11, 2017	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WYNN LAS VEGAS, LLC

Dated: May 11, 2017	By:	Wynn Las Vegas Holdings, LLC, its sole member

	By:	Wynn America, LLC, its sole member

	By:	Wynn Resorts Holdings, LLC, its sole member

	By:	Wynn Resorts, Limited, its sole member

	By:	/s/ Kim Sinatra
Kim Sinatra
Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description

4.1	Indenture, dated May 11, 2017, among the Issuers, the Guarantors named therein and the Trustee.
99.1	Press release, dated May 11, 2017, of Wynn Resorts, Limited.